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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


The Board of Directors
E&S Holdings Corporation:



We consent to the use in this Amendment No. 1 to the Registration Statement of E&S Holdings Corporation and subsidiaries (the "Company") on Form S-4 of our report dated October 28, 1996 appearing in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement, and of our report dated October 28, 1996 relating to the consolidated financial statements schedule appearing elsewhere in this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP


Tampa, Florida
November 7, 1996